EXHIBIT A

                                 PLAN OF MERGER

     THIS PLAN OF MERGER (this "Plan of Merger"), dated as of March 6, 2000, is among Pathobiotek Diagnostics, Inc., a Texas corporation ("Parent"), and Investra Enterprises, Inc., a Florida corporation (the "Company") (collectively "Constituent Corporations").

          WHEREAS, Parent owns 100% of the shares of the Company and the parties thereto have agreed to the merger of the Company with and into Parent; and

          WHEREAS, Parent, as the sole shareholder of Company and, the respective Boards of Directors of Parent and the Company,) have each approved the merger of the Company into Parent in accordance with the Texas Business Corporation Act (the "TBCA") and

         WHEREAS, this Plan of Merger shall be filed with Articles of Merger with the Secretaries of State of Florida and Texas in order to consummate the merger of the Company with and into Parent; and

          WHEREAS, Parent and the Company have agreed to execute and file this Plan of Merger as provided under the Florida Law and the TBCA.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Parent and the Company hereby agree as follows:

         1. THE MERGER. At the Effective Time (as defined in Section 1.3 hereof), in accordance with this Plan of Merger, and Florida Law and the TBCA, the Company shall be merged (such merger being herein referred to as the "Merger") with and into the Parent, the separate existence of the Company shall cease, and Parent shall continue as the surviving corporation. Parent hereinafter sometimes is referred to as the "Surviving Corporation."

          2. EFFECT OF THE MERGER. When the Merger has been effected, the Surviving Corporation shall retain the name "Pathobiotek Diagnostics, Inc."; and the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Corporations; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of such corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in any of such Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of any of said Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

         3. CONSUMMATION OF THE MERGER. The parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Florida and Texas an articles of merger and this Plan of Merger in such form as required by, and executed in accordance with, the relevant provisions of the Florida Law and the TCBA (the time of such filing being the "Effective Time" and the date of such filing being the "Effective Date").

     4. ARTICLES OF INCORPORATION: BYLAWS: DIRECTORS AND OFFICERS. The Articles of Incorporation and bylaws of the Surviving Corporation shall be identical with the Articles of Incorporation and bylaws of the Parent as in effect immediately prior to the EffectiveTime until thereafter amended as provided therein and under the Texas Law.

     5. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company or the holder of any of the shares (the "Shares") of common stock, (the "Common Stock") of the
Company:


          (a) Each Share issued and outstanding immediately prior to the Effective Time shall remain as issued and outstanding common stock of parent without change.

          (b) Each Share which is held in the treasury of the Company or which is owned by any direct or indirect subsidiary of the Company shall be canceled and retired, and no payment shall be made with respect thereto.

          (c) Each outstanding or authorized subscription, option, warrant, call, right (including any preemptive right), commitment, or other agreement of any character whatsoever which obligates or may obligate the Parent to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares, if any, shall remain unchanged.

          (d) Each share of Common Stock, of Company issued and outstanding immediately prior to the Effective Time shall be retired into treasury, of the Surviving Corporation.

          (e) No Fractional Shares and no certificates or scrip representing such fractional Merger Shares, shall be issued:

          6. TAKING OF NECESSARY ACTION: FURTHER ACTION. Each of Parent, and the Company shall use all reasonable efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the Florida Law, the TCBA or federal law as promptly as possible. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of the Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and shall take, all such lawful and necessary action.

     IN WITNESS WHEREOF, Parent, Parent, and the Company have caused this Plan of Merger to be executed as of the date first above written.

                      INVESTRA ENTERPRISES, INC.
                      (A Florida corporation)

                      By:/s/Scott Deitler



                      PATHOBIOTEK DIAGNOSTICS, INC.
                      (A Texas corporation)


                       By:/s/Paul Enright
                       Paul Enright by Power of Attorney

                               ARTICLES OF MERGER

                                       OF

                          PATHOBIOTEK DIAGNOSTICS, INC.
                              (A Utah Corporation)

                                      INTO

                          PATHOBIOTEK DIAGNOSTICS, INC.
                              (A Texas Corporation)

Filed in the Office of the
Secretary of State of the
State of Texas

Jan 05 1999
No.: C30645-98
Dean Heller, Secretary of State

     The Undersigned, being sole Director of Pathobiotek Diagnostics, Inc., a Utah corporation, and the sole officer and director of Pathobiotek Diagnostics, Inc., a Texas corporation, hereby certify as follows:

     1. A merger for the purpose of changing domicile has been approved by the board of directors of Pathobiotek Diagnostics, Inc., a Utah corporation, and Pathobiotek Diagnostics, Inc., a Texas corporation.

     2. Shareholders owning 5,100,000 of the shares of common stock of Pathobiotek Diagnostics, Inc., a Utah corporation, which number of shares is a majority of the approximately 8,223,373 shares outstanding, voted in favor of such merger on December 14, 1998. The sole shareholder of Pathobiotek Diagnostics, Inc., a Texas corporation, voted for such plan of merger on December 31, 1998.

     3. A Notice, including a summary of the merger, was mailed to all shareholders of the Utah Corporation on or about November 30, 1998.

     4. Sheridan Industries, Inc., a Texas corporation, hereby agrees that it will prmptly pay to the dissenting shareholders, if any, of Sheridan Industries, Inc., a Utah corporation, the amount, if any, to which they shall be entitled under the provisions of the Utah Corporation Statutes with respect to the rights of dissenting shareholders.

         EFFECTIVE THE 31ST day of December, 1998

Pathobiotek Diagnostics, Inc.                    Pathobiotek Diagnostics, Inc.
A Utah corporation                               A Texas corporation

BY:/S/ROBERT KROPF                               BY:/S/ROBERT KROPF
Robert Kropf, President/Secretary                Robert Kropf,
                                                 President/Secretary

State of Utah                       )
                                    )ss.
County of Salt Lake City            )

         ON THIS 4TH day of January, 1999, before me, a Notary Public, personally appeared Robert Kropf, and executed on this date the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized director and officer.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                    /S/JENNIFER L. CLARK

                                    Notary Public
                                    Residing at: Salt Lake

My Commission Expires:
7-1-02

                           NOTICE OF A SPECIAL MEETING

                             OF THE SHAREHOLDERS OF

                          PATHOBIOTEK DIAGNOSTICS, INC.

     The Board of Directors of Pathobiotek Diagnostics, Inc., a Utah corporation ("the Company"), hereby give notice that a special meeting of the shareholders of record, as of December 1, 1998, is called and will be held on December 14, 1998, at 8:00 a.m. at 4505 South Wasatch Blvd., Suite 21, Salt Lake City, Utah.

         The purpose of the meeting is to authorize the Board of Directors to effect a 120 to 1 reverse split of the Company's common stock, authorize a change of the Company's domicile from Utah to Texas, and any other matters, which come before the shareholders.

         PLAN OF MERGER: The Company will form a Texas subsidiary to effectuate a change of corporate domicile. Following the reverse split, the shareholders shall receive one share of the Texas Corporation for each share of the Company.

         Any shareholders, who will be voting through a proxy, must have the person representing them at the meeting present a copy of a signed and dated proxy statement when they arrive at the meeting.

         Your proxy is not being solicited by the Board of Directors.

         DATED THIS 30TH day of November, 1998.

                                    By Order Of:


                                    The Board of Directors